UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2019

FELLAZO INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39002	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jinshan Building East, Unit 1903

568 Jinshan West Road

Yong Kang City, Zhejiang Province

People’s Republic of China 321300

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (86) 13012855255

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, one Right and one Warrant	FLLCU	The NASDAQ Stock Market LLC
Ordinary Shares, par value $0.0001 per share	FLLC	The NASDAQ Stock Market LLC
Rights, exchangeable into one-tenth of one Ordinary Share	FLLCR	The NASDAQ Stock Market LLC
Warrants, each exercisable for one-half of one Ordinary Share, each whole Ordinary Share exercisable at $11.50 per whole share	FLLCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
Item 7.01	Regulation FD Disclosure.

As previously disclosed in its Current Report on Form 8-K filed on November 21, 2019 with the Securities and Exchange Commission (the “SEC”), on November 20, 2019, Fellazo Inc. (the “Company”) received a letter (the “Delinquency Letter”) from the staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq’s continued listing requirements, as set forth in Nasdaq Listing Rule 5250(c)(1) (the “Rule”), as a result of the Company’s failure to timely file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019 (the “Form 10-Q”). The Delinquency Letter required the Company to submit its plan to regain compliance with Nasdaq’s requirements for continued listing (the “Plan”) by December 4, 2019.

On December 4, 2019, the Company submitted its Plan to Nasdaq and requested an extension through May 18, 2020 to evidence compliance with the Rule. The Company submitted additional materials to Nasdaq on December 12, 2019.

On December 13, 2019, the Company received a notice (the “Notice”) from the Staff stating that, based upon its review of the Company’s filings with the SEC and the materials submitted by the Company to Nasdaq, the Staff had determined to (i) deny the extension request, and (ii) delist the Company’s securities from Nasdaq for its failure to (a) timely file its Form 10-Q as required by the Rule, and (b) disclose certain information as required by Listing Rule 5250(b)(1), concerning certain related party transactions as described below. Therefore, the Company’s securities may be delisted from Nasdaq and the trading of the Company’s securities may be suspended at the opening of business on December 23, 2019 unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”).

The Company intends to appeal Staff’s determination. The request for appeal will automatically stay the suspension and delisting of the Company’s securities through January 6, 2020. In connection with the request for a hearing, the Company also intends to request a stay of the suspension of trading and delisting of the Company’s securities pending the completion of the hearing and the expiration of any additional extension period granted by the Panel following the hearing. However, there can be no assurance that such a stay will be granted or that the Company will be able to regain compliance with all applicable requirements for continued listing. If the trading of the Company’s securities is suspended, the Company’s securities will cease to be quoted on Nasdaq and may be traded on the over the counter market.

In the Notice, the Staff stated that the Company had not disclosed publicly the nature of, and material information related to, the unauthorized transactions involving cash advances to the Company’s Chief Executive Officer (“CEO”) and Swipy Ltd (the “Sponsor”).

As the Company has previously disclosed in its Form 8-K filed with the SEC on December 10, 2019, that, on December 4, 2019, Marcum LLP (“Marcum”) notified the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) that it had resigned as the Company’s independent registered public accounting firm, effective on such date. Marcum stated that it resigned because it was unable to conclude its review with respect to the Company’s interim financial statements for the quarterly period ended September 30, 2019 pursuant to AS 4105. Marcum also stated that because it had not received satisfactory responses to its inquiries and independent or objective evidence of corrective actions by the Company with respect to certain matters, questions were raised as to Marcum’s ability to rely on the representations of management.

In its resignation, Marcum identified four matters involving the Company and its sponsor or management which it considered to be improper. Following the receipt of the Marcum resignation, the Audit Committee held discussions with the Company’s management and its advisors with respect to such matters, and the Company undertook an initial internal review of the matters identified by Marcum and, on December 12, 2019, the Company provided Nasdaq with information regarding these four matters. The four matters notified by the Company to Nasdaq are as follows:

Advance to the Sponsor

On August 28, 2019, the Company entered into an agreement with the Sponsor, pursuant to which it advanced $250,000 to the Sponsor. The advance was non-interest bearing and was due on demand. Neither the Board nor the Audit Committee approved the agreement or the making of such advance. Upon being advised in November 2019 that the agreement had not been authorized, during November 22, 2019 through November 29, 2019, the Sponsor repaid the full $250,000 due to the Company. As of the date hereof, no amount was outstanding pursuant to the agreement.

Agreement with YDP

On August 1, 2019, the Company entered into a management agent agreement (the “YDP Agreement”) with YDP Plus Trading (“YDP”), a non-affiliated third party, pursuant to which the Company agreed to pay YDP a monthly fee of $10,000 in exchange for YDP providing certain administrative services for the Company’s operations in Malaysia. Such agreement was executed, notwithstanding the fact that on July 24, 2019 the Company had entered into an Administrative Services Agreement (the “ASA”) with the Sponsor, providing for the Sponsor to make or cause to be made available, to the Company certain office space, administrative support, and employees of the Sponsor as may be reasonably required by the Company from time to time. The ASA provided for the Company to pay the Sponsor $10,000 per month for the services to be rendered under the ASA, and further specified that no salaries or fees would be paid from this monthly amount to members of the Company’s management team. Neither the Board nor the Audit Committee approved the YDP Agreement or the obligations of the Company pursuant thereto. For the months of August and September 2019, the Company incurred $20,000 in fees for services rendered by YDP pursuant to the YDP Agreement, which were paid on October 30, 2019. Upon being advised in November 2019 that the YDP Agreement had not been authorized, the parties terminated the YDP Agreement on November 21, 2019. In connection therewith, YDP agreed to waive the $20,000 in fees due for October 2019 and November 2019.

Advances to the CEO

Between August 8 and September 27, 2019, YDP, on behalf of the Company, paid an aggregate of $63,000 to the Company’s Chief Executive Officer, which was intended to be used for business expenses. Neither the Board nor the Audit Committee approved the terms of such advances. Upon being advised in November 2019 that these advances had not been authorized, the Chief Executive Officer repaid $3,000 of such advances to YDP. Additionally, following the termination of the YDP Agreement in November 2019, YDP waived its right to be reimbursed for the remaining $60,000 it had paid to the CEO.

Fees to executive directors

In August 2019, the Company’s executive directors, who are also the Company’s officers, sought to be compensated for their services in the amount of $5,000 per month, or an aggregate $15,000 per month. During August and September 2019, the Company incurred an aggregate of $30,000 in such fees. Neither the Board nor the Audit Committee approved the arrangement or the making of such payments. The Company’s final prospectus dated July 24, 2019 in connection with its initial public offering provided that there would be no finder’s fees, reimbursements or cash payments made to the Sponsor, the Company’s officers or directors, or any of their affiliates, for services rendered to the Company prior to or in connection with the completion of our initial business combination, other certain payments specified in the prospectus. Upon being advised in November 2019 that such payments contravened the statements in the prospectus, in December 2019, the Company’s Board of Directors unanimously resolved that no payments shall be made to any officers or directors except as disclosed in the final prospectus in connection with the Company's initial public offering and the $30,000 advanced previously shall be returned to the Company without interest. On December 16, 2019, the $30,000 has been refunded to the Company’s account.

None of the transactions above involved the funds the Company deposited in its trust account.

The Audit Committee has concluded that the occurrence of the above matters reflected inadequate and ineffective internal controls, resulting from a lack of proper instruction to the Company’s management and financial personnel or adequate guidelines regarding transactions between the Company and its Sponsor, and between the Company and its management. The Audit Committee, consistent with its charter mandate, has advised management that, until it can be satisfied that an effective internal control system is implemented, all transactions between the Company and the Sponsor, and all financial transactions between the Company and its management, are subject to prior review and approval by the Audit Committee, in consultation with the Company’s advisors. The Audit Committee and the Board are reviewing and evaluating the Company’s internal controls and procedures in order to remediate the above weaknesses and prevent future violations.

Attached to this report on Form 8-K as Exhibit 99.1 is a copy of the press release of the Company, dated December 18, 2019, to announce its receipt of the Notice and its plans in response thereto.

Forward-Looking Statements

The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein are forward-looking statements. These forward-looking statements may be identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events, and it is possible that the results described in this release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified in this release or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Factors that could cause actual results to differ from the Company’s expectations include the risk that any appeal, if filed, will not be successful; uncertainties relating to the ability of the Company to cure any delinquencies in compliance with Nasdaq listing rules; risks relating to the substantial costs and diversion of personnel’s attention and resources due to these matters; and other factors described in the Company’s filings with the SEC. As a result of these factors, actual results may differ materially from those indicated or implied by forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 18, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELLAZO INC.

Date: December 18, 2019	By:	/s/ Nicholas Ting Lun Wong
Name: Nicholas Ting Lun Wong
Title: Chief Executive Officer

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